UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2014

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-184126	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement for the 8A Distribution Center

On October 15, 2014, IPT Acquisitions LLC, a wholly-owned subsidiary of Industrial Property Trust Inc. (the “Company”), entered into a Contract for Sale and Purchase (the “Agreement”) with CostCo Way 8, LLC (the “Seller”) to acquire a 100% fee interest in one industrial building located in the New Jersey market totaling approximately 293,000 square feet on 16.0 acres (the “8A Distribution Center”). The Seller is not affiliated with the Company or its affiliates. The building is currently partially leased to one customer under a lease that expires in November 2016. Upon consummation of the acquisition, the lease agreement is expected to be assigned to and assumed by the Company, through a wholly-owned subsidiary.

The total purchase price is expected to be approximately $23.5 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. In connection with the execution of the Agreement, the Company deposited $0.5 million into an escrow account and will deposit an additional $0.5 million upon completion of due diligence. Pursuant to the terms of the Amended and Restated Advisory Agreement, dated as of July 16, 2014, by and among the Company, Industrial Property Operating Partnership LP, and Industrial Property Advisors LLC (the “Advisor”), the Company expects to pay an acquisition fee to the Advisor equal to 2.0% of the purchase price of this transaction. The Company plans to fund this acquisition using proceeds from the Company’s public offering and borrowings from the Company’s line of credit.

The acquisition of the 8A Distribution Center is expected to close in the first quarter of 2015. There is no assurance that the Company will be able to purchase the 8A Distribution Center on the terms set forth herein. The consummation of the acquisition is subject to the Company’s completion of due diligence and various closing conditions to be met by the parties. If the Company does not close on this acquisition, there are circumstances under which it may forfeit the deposit it has funded.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Contract for Sale and Purchase, dated October 15, 2014, by and between CostCo Way 8, LLC and IPT Acquisitions LLC.

Forward-Looking Statement

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisition of the 8A Distribution Center) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the Company’s ability to complete an acquisition under contract, and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

October 16, 2014	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer

EXHIBIT INDEX

10.1	Contract for Sale and Purchase, dated October 15, 2014, by and between CostCo Way 8, LLC and IPT Acquisitions LLC.